Exhibit 99.1
NEWS RELEASE

As previously announced, Array will hold a teleconference on August 7, 2026, at 9:00 a.m. CT. Listen to the call live via the Events & Presentations page of investors.arrayinc.com.

Array reports second quarter 2026 results

Array updates 2026 guidance

CHICAGO (August 7, 2026) — Array Digital Infrastructure, Inc. (NYSE:AD) reported second quarter operating results.

“Array continues to make nice progress executing across our 2026 priorities,” said Anthony Carlson, President and CEO. “The organization remains laser-focused on optimizing our tower operations - as evidenced by our sequential tower tenancy growth. And we continue to monetize our remaining spectrum assets as well as support T-Mobile’s integration.”

Highlights*
•Optimizing tower operations
◦Site rental revenues grew 95% year over year
◦Delivered consecutive quarter over quarter tower tenancy growth
•Continuing to close pending sales of wireless spectrum
◦Closed on sale of certain 700 MHz wireless spectrum licenses for total proceeds of $74.8 million on May 5, 2026
◦Closed on sale of certain 600 MHz wireless spectrum licenses for total proceeds of $86.4 million on May 12, 2026
◦Closed on sale of certain cellular and other spectrum licenses for total proceeds of $1 billion on June 1, 2026
◦Issued special dividend of $11 per common share on June 25, 2026
•Updated 2026 Guidance
◦Narrowed Revenue range to $205 million - $215 million on higher interim site revenue
◦Increased Adjusted EBITDA range to $220 million - $235 million
◦Capital expenditures range remains unchanged at $25 million - $35 million

* Comparisons are 2Q’25 to 2Q’26 unless otherwise noted.

Array reported total operating revenues from continuing operations of $54.1 million for the second quarter of 2026, versus $28.5 million for the same period one year ago. Net income attributable to Array shareholders and diluted earnings per share from continuing operations were $333.8 million and $3.86, respectively, for the second quarter of 2026 compared to $14.8 million and $0.17, respectively, in the same period one year ago.
Pending transactions
Subsequent to the August 1, 2025 close of the sale of wireless operations, Array reached additional agreements with T-Mobile for the sale of additional spectrum. A significant portion of these closed in May 2026 with approximately $30 million related to 600 MHz and 700 MHz licenses remaining. These additional transactions are expected to close yet in 2026, subject to regulatory approval and customary closing conditions.

DISH Wireless
In September 2025, Array received a letter from DISH Wireless claiming that its obligations under its Master Lease Agreement with Array were excused due to actions taken by the FCC and subsequent agreements to sell spectrum assets. Beginning in the first quarter of 2026, Array no longer recognizes revenue in connection with DISH. In June 2026, DISH Wireless and other DISH entities filed for bankruptcy and Array is monitoring those proceedings.

Recent Development
On May 7, 2026, TDS delivered to the Array Board of Directors a letter setting forth a non-binding proposal to acquire all of the outstanding Array Common Shares that are not owned by TDS (the “Array Proposal”). A special committee of independent and disinterested directors of the Array Board of Directors has been formed to evaluate this proposal. For additional information on the Array Proposal, see TDS’ Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on May 8, 2026.

2026 Estimated Results

Array’s current estimates of full-year 2026 results are shown below. Such estimates represent management’s view as of August 7, 2026 and should not be assumed to be current as of any future date. Array undertakes no duty to update such estimates, whether as a result of new information, future events, or otherwise. There can be no assurance that final results will not differ materially from estimated results.

2026 Estimated Results
	Previous	Current
(Dollars in millions)
Total operating revenues	$200-$215	$205-$215
Adjusted OIBDA[1] (Non-GAAP)	$50-$65	$60-$75
Adjusted EBITDA[1] (Non-GAAP)	$200-$215	$220-$235
Capital expenditures	$25-$35	Unchanged

The following table reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measures, Net income from continuing operations or Income before income taxes. In providing 2026 estimated results, Array has not completed the below reconciliation to Net income because it does not provide guidance for income taxes. Although potentially significant, Array believes that the impact of income taxes cannot be reasonably predicted; therefore, Array is unable to provide such guidance.

		Actual Results
	2026 Estimated Results	Six Months Ended June 30, 2026	Year Ended December 31, 2025
(Dollars in millions)
Net income from continuing operations (GAAP)	N/A	$517	$172
Add back:
Income tax expense (benefit)	N/A	168	(31)
Income before income taxes (GAAP)	$775-$790	$686	$141
Add back or deduct:
Interest expense	45	18	28
Depreciation, amortization and accretion	50	27	48
EBITDA (Non-GAAP)[1]	$870-$885	$731	$218
Add back or deduct:
Expenses related to strategic alternatives review	—	8	2
Loss on impairment of licenses	—	—	48
(Gain) loss on asset disposals, net	—	5	2
(Gain) loss on license sales and exchanges, net	(585)	(566)	(6)
Short-term imputed spectrum lease income	(65)	(58)	(69)
Adjusted EBITDA (Non-GAAP)[1]	$220-$235	$119	$194
Deduct:
Equity in earnings of unconsolidated entities	145	75	174
Interest and dividend income	15	11	19
Adjusted OIBDA (Non-GAAP)[1]	$60-$75	$33	$1
Numbers may not foot due to rounding.

1EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income from continuing operations adjusted for the items set forth in the reconciliation above. EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity. Array does not intend to imply that any such items set forth in the reconciliation above are infrequent or unusual; such items may occur in the future. Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate. Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of Array's operating results before significant recurring non-cash charges, nonrecurring expenses, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of Array's financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, gains and losses while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities.

Conference Call Information
Array will hold a conference call on August 7, 2026 at 9:00 a.m. CT.
▪Access the live call on the Events & Presentations page of investors.arrayinc.com or at
https://events.q4inc.com/attendee/198119429

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.arrayinc.com. The call will be archived on the Events & Presentations page of investors.arrayinc.com.
About Array
Array Digital Infrastructure, Inc. is a leading owner and operator of shared wireless communications infrastructure in the United States. Array owns 4,456 cell towers in 19 states and enables the deployment of 5G and other wireless technologies throughout the country. As of June 30, 2026, Telephone and Data Systems, Inc. owned approximately 81.9% of Array.
Contacts
John Toomey, Treasurer and Vice President - Corporate Relations
john.toomey@tdsinc.com

Karen Samples, Corporate Finance and Investor Relations Senior Manager
karen.samples@tdsinc.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company's plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: whether any transaction related to the TDS non-binding proposal delivered to the Array Board of Directors to acquire all of the outstanding Array Common Shares not owned by TDS will be accepted, rejected, consummated, or abandoned; whether any such transaction, if accepted or completed, will result in additional value for Array or its shareholders and whether the process could result in adverse impacts on Array’s businesses; the manner in which Array's remaining business is conducted; strategic decisions regarding the tower business; whether the additional spectrum license sales to T-Mobile are consummated; whether Array can monetize its remaining spectrum assets; competition in the tower industry; economic and business risks associated with fixed rate annual escalators on colocation revenue contracts; Array's reliance on a small number of tenants for a substantial portion of its revenue; the ability to attract people of outstanding talent; inability to protect rights to the land under towers; changes in demand, consumer preferences and perceptions, price competition, or cost; advances or changes in technology; impacts of costs, integration issues or other factors associated with acquisitions, divestitures or exchanges of properties; uncertainties in Array's future cash flows and liquidity and access to the capital markets; the ability to make payments on indebtedness or comply with the terms of debt covenants; conditions in the U.S. telecommunications industry; the value of assets and investments, including significant investments in wireless operating entities that Array does not control; pending and future litigation; cyber-attacks or other breaches of network or information technology security; control by TDS; disruption in credit or other financial markets; deterioration of U.S. or global economic conditions; and extreme weather events. Investors are encouraged to consider these and other risks and uncertainties that are more fully described under “Risk Factors” in the most recent filing of Array's Form 10-K as updated by any Form 10-Q filed subsequent to such Form 10-K.

Array Digital Infrastructure, Inc.
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	6/30/2026	3/31/2026	12/31/2025	9/30/2025
Capital expenditures from continuing operations (thousands)	$3,895	8,645	12,933	7,927
Owned towers	4,456	4,452	4,450	4,449
Number of colocations[1]	4,362	4,290	4,572	4,517
Tower tenancy rate[2]	0.98	0.96	1.03	1.02

1Represents instances where a third-party leases space on a company-owned tower. Includes T-Mobile MLA committed site minimum of 2,015. Excludes Interim Sites whereby T-Mobile is leasing up to 1,800 sites for a period of up to 30 months subject to the terms and conditions of the MLA. As of March 31, 2026, the Number of colocations and the Tower tenancy rate exclude DISH Wireless due to the low probability of fulfilling its lease commitments.
2Calculated as total number of colocations divided by total number of towers. Includes T-Mobile MLA committed site minimum of 2,015. Excludes Interim Sites whereby T-Mobile is leasing up to 1,800 sites for a period of up to 30 months subject to the terms and conditions of the MLA. As of March 31, 2026, the Number of colocations and the Tower tenancy rate exclude DISH Wireless due to the low probability of fulfilling its lease commitments. Normalized to exclude DISH, tenancy ratios would have been 0.95 and 0.94 for December 31, 2025 and September 30, 2025, respectively.

Array Digital Infrastructure, Inc.
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	2026 vs. 2025	2026	2025	2026 vs. 2025
(Dollars and shares in thousands, except per share amounts)
Operating revenues
Site rental	$53,175	$27,230	95%	$104,199	$53,825	94%
Services	895	1,299	(31)%	1,883	1,688	12%
Total operating revenues	54,070	28,529	90%	106,082	55,513	91%

Operating expenses
Cost of operations (excluding Depreciation, amortization and accretion reported below)	23,497	19,396	21%	45,106	35,687	26%
Selling, general and administrative	22,906	19,337	18%	35,651	48,537	(27)%
Depreciation, amortization and accretion	14,428	11,999	20%	27,032	23,992	13%
(Gain) loss on asset disposals, net	3,809	(313)	N/M	4,713	(87)	N/M
(Gain) loss on license sales and exchanges, net	(409,833)	(3,700)	N/M	(566,468)	(4,800)	N/M
Total operating expenses	(345,193)	46,719	N/M	(453,966)	103,329	N/M

Operating income (loss)	399,263	(18,190)	N/M	560,048	(47,816)	N/M

Other income (expense)
Equity in earnings of unconsolidated entities	34,726	41,714	(17)%	75,135	77,641	(3)%
Interest and dividend income	6,431	3,701	74%	10,653	6,358	68%
Interest expense	(10,860)	(3,711)	N/M	(18,040)	(7,378)	N/M
Short-term imputed spectrum lease income	23,770	—	N/M	57,970	—	N/M
Other, net	(13)	—	N/M	(26)	—	N/M
Total other income	54,054	41,704	30%	125,692	76,621	64%

Income before income taxes	453,317	23,514	N/M	685,740	28,805	N/M
Income tax expense	115,870	8,415	N/M	168,268	8,222	N/M
Net income from continuing operations	337,447	15,099	N/M	517,472	20,583	N/M
Less: Net income from continuing operations attributable to noncontrolling interests, net of tax	3,677	326	N/M	3,870	1,127	N/M
Net income from continuing operations attributable to Array shareholders	333,770	14,773	N/M	513,602	19,456	N/M

Net income from discontinued operations	25,114	17,098	47%	23,077	31,300	(26)%
Less: Net income from discontinued operations attributable to noncontrolling interests, net of tax	188	375	(50)%	188	1,013	(81)%
Net income from discontinued operations attributable to Array shareholders	24,926	16,723	49%	22,889	30,287	(24)%

Net income	362,561	32,197	N/M	540,549	51,883	N/M
Less: Net income attributable to noncontrolling interests, net of tax	3,865	701	N/M	4,058	2,140	90%
Net income attributable to Array shareholders	$358,696	$31,496	N/M	$536,491	$49,743	N/M

Array Digital Infrastructure, Inc.
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2026	2025	2026 vs. 2025	2026	2025	2026 vs. 2025
(Dollars and shares in thousands, except per share amounts)
Basic weighted average shares outstanding	86,482	85,779	1%	86,449	85,459	1%

Basic earnings per share from continuing operations attributable to Array shareholders	$3.86	$0.17	N/M	$5.94	$0.23	N/M
Basic earnings per share from discontinued operations attributable to Array shareholders	$0.29	$0.20	48%	$0.27	$0.35	(25)%
Basic earnings per share attributable to Array shareholders	$4.15	$0.37	N/M	$6.21	$0.58	N/M

Diluted weighted average shares outstanding	86,510	87,784	(1)%	86,499	87,947	(2)%

Diluted earnings per share from continuing operations attributable to Array shareholders	$3.86	$0.17	N/M	$5.94	$0.22	N/M
Diluted earnings per share from discontinued operations attributable to Array shareholders	$0.29	$0.19	51%	$0.26	$0.35	(23)%
Diluted earnings per share attributable to Array shareholders	$4.15	$0.36	N/M	$6.20	$0.57	N/M

N/M - Percentage change not meaningful

Array Digital Infrastructure, Inc.
Consolidated Statement of Cash Flows
(Unaudited)
	Six Months Ended June 30,
	2026	2025
(Dollars in thousands)
Cash flows from operating activities
Net income	$540,549	$51,883
Net income from discontinued operations	23,077	31,300
Net income from continuing operations	517,472	20,583
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	27,032	23,992
Bad debts expense	196	415
Stock-based compensation expense	540	1,694
Deferred income taxes, net	(203,326)	(1,050)
Equity in earnings of unconsolidated entities	(75,135)	(77,641)
Distributions from unconsolidated entities	66,553	87,938
(Gain) loss on asset disposals, net	4,713	(87)
(Gain) loss on license sales and exchanges, net	(566,468)	(4,800)
Other operating activities	225	67
Changes in assets and liabilities from operations
Accounts receivable	4,367	(10,279)
Accounts payable	(3,431)	(2,254)
Customer deposits and deferred revenues	(56,735)	194
Accrued taxes	288,663	(11,980)
Accrued interest	(390)	(8)
Other assets and liabilities	(17,473)	(26,864)
Net cash used in operating activities - continuing operations	(13,197)	(80)
Net cash provided by (used in) operating activities - discontinued operations	(5,791)	484,669
Net cash provided by (used in) operating activities	(18,988)	484,589

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(19,629)	(11,463)
Cash paid for licenses	—	(4,145)
Cash received from divestitures	2,185,801	—
Other investing activities	—	1,301
Net cash provided by (used in) investing activities - continuing operations	2,166,172	(14,307)
Net cash used in investing activities - discontinued operations	—	(135,561)
Net cash provided by (used in) investing activities	2,166,172	(149,868)

Cash flows from financing activities
Repayment of long-term debt	—	(12,000)
Tax withholdings, net of cash receipts, for stock-based compensation awards	(2,068)	(35,250)
Repurchase of Common Shares	—	(21,360)
Dividends paid to Array shareholders	(1,836,737)	—
Payment of debt issuance costs	—	(1,676)
Distributions to noncontrolling interests	(4,750)	(2,391)
Payments to acquire additional interest in subsidiaries	(593)	—
Other financing activities	—	(589)
Net cash used in financing activities - continuing operations	(1,844,148)	(73,266)
Net cash used in financing activities - discontinued operations	—	(19,703)
Net cash used in financing activities	(1,844,148)	(92,969)

Net increase in cash, cash equivalents and restricted cash	303,036	241,752

Cash, cash equivalents and restricted cash
Beginning of period	113,400	159,142
End of period	$416,436	$400,894

Array Digital Infrastructure, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

	June 30, 2026	December 31, 2025
(Dollars in thousands)
Current assets
Cash and cash equivalents	$416,436	$113,400
Accounts receivable, net	17,831	21,656
Prepaid expenses	2,045	3,216
Other current assets	2,434	6,515
Total current assets	438,746	144,787

Non-current assets held for sale	47,390	1,591,675

Licenses	1,594,649	1,642,187

Investments in unconsolidated entities	421,607	412,608

Property, plant and equipment, net	374,700	388,999

Operating lease right-of-use assets	467,590	472,995

Other assets and deferred charges	26,677	24,837

Total assets	$3,371,359	$4,678,088

Array Digital Infrastructure, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

	June 30, 2026	December 31, 2025
(Dollars in thousands, except per share amounts)
Current liabilities
Current portion of long-term debt	$8,125	$4,063
Accounts payable	41,041	38,395
Customer deposits and deferred revenues	27,515	85,945
Accrued taxes	317,407	16,884
Accrued compensation	1,070	4,322
Short-term operating lease liabilities	16,767	15,294
Current liabilities of discontinued operations	24,856	20,242
Other current liabilities	24,875	14,843
Total current liabilities	461,656	199,988

Deferred liabilities and credits
Deferred income tax liability, net	169,509	387,030
Long-term operating lease liabilities	505,936	509,876
Other deferred liabilities and credits	295,715	336,379

Long-term debt, net	666,757	670,258

Total equity	1,271,786	2,574,557

Total liabilities and equity	$3,371,359	$4,678,088

Array Digital Infrastructure, Inc.
EBITDA, Adjusted EBITDA, Adjusted OIBDA and AFCF Reconciliations
(Unaudited)

EBITDA, Adjusted EBITDA and Adjusted OIBDA

The following table reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measure, Net income from continuing operations and Income before income taxes.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
(Dollars in thousands)
Net income from continuing operations (GAAP)	$337,447	$15,099	$517,472	$20,583
Add back:
Income tax expense	115,870	8,415	168,268	8,222
Income before income taxes (GAAP)	453,317	23,514	685,740	28,805
Add back:
Interest expense	10,860	3,711	18,040	7,378
Depreciation, amortization and accretion	14,428	11,999	27,032	23,992
EBITDA (Non-GAAP)	478,605	39,224	730,812	60,175
Add back or deduct:
Expenses related to strategic alternatives review	7,391	715	7,578	1,860
(Gain) loss on asset disposals, net	3,809	(313)	4,713	(87)
(Gain) loss on license sales and exchanges, net	(409,833)	(3,700)	(566,468)	(4,800)
Short-term imputed spectrum lease income	(23,770)	—	(57,970)	—
Adjusted EBITDA (Non-GAAP)	56,202	35,926	118,665	57,148
Deduct:
Equity in earnings of unconsolidated entities	34,726	41,714	75,135	77,641
Interest and dividend income	6,431	3,701	10,653	6,358
Other, net	(13)	—	(26)	—
Adjusted OIBDA (Non-GAAP)	$15,058	$(9,489)	$32,903	$(26,851)

Adjusted Free Cash Flow (AFCF)

AFCF is a non-GAAP measure defined as Net income from continuing operations adjusted for the items set forth in the reconciliation below. AFCF is not a measure of financial performance under GAAP and should not be considered as an alternative to Net income from continuing operations or as an indicator of cash flows.

Management believes AFCF is a useful measure of Array’s cash generated from operations and its noncontrolling investment interests. The following table reconciles AFCF to the corresponding GAAP measure, Net income from continuing operations. This measure is presented following the sale of Array's wireless operations to T-Mobile on August 1, 2025, at which time the primary business operations for Array changed from providing wireless communications services to a standalone tower company.

Six Months Ended June 30, 2026
(Dollars in thousands)
Net income from continuing operations (GAAP)	$517,472
Add back or deduct:
Income tax expense	168,268
Cash paid for income taxes	(78,623)
Stock-based compensation expense	540
Short-term imputed spectrum lease income	(57,970)
Amortization of deferred debt charges	655
Equity in earnings of unconsolidated entities	(75,135)
Distributions from unconsolidated entities	66,553
(Gain) loss on license sales and exchanges, net	(566,468)
(Gain) loss on asset disposals, net	4,713
Depreciation, amortization and accretion	27,032
Expenses related to strategic alternatives review	7,578
Straight line and other non-cash revenue adjustments	(8,310)
Straight line expense adjustment	2,811
Maintenance and other capital expenditures	(2,511)
Adjusted Free Cash Flow from continuing operations (Non-GAAP)	$6,605